EX-99.B-77Q1

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

SUB-ITEM 77Q1(e): New or Amended Registrant Investment Advisory Contracts:

Investment Management Agreements between Ivy Funds Variable Insurance Portfolios and Waddell & Reed Investment Management Company, on behalf of each of the Funds in the Trust, both dated April 10, 2009, were filed with the Securities and Exchange Commission by EDGAR on April 29, 2009 in Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A, and are incorporated by reference herein.